Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of NATIONAL BUSINESS HOLDINGS, INC. (the "Company") on Form 10KSB as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Roger E. Pawson, Chief Executive Officer and Chief Finanical Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  October 20, 2004


By:/s/Roger E. Pawson
-----------------------------------------
Chief Executive Officer (or equivalent thereof)
Chief Financial Officer (or equivalent thereof)